Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT
                                       to
      Prospectus dated February 19, 2002 and supplemented by the Prospectus
               Supplements, dated March 13, 2002, April 22, 2002,
      April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002, November
                 14, 2002, November 21, 2002, November 22, 2002,
       December 5, 2002, December 20, 2002, January 13, 2003, January 14,
            2003, January 27, 2003, February 5, 2003, April 1, 2003,
     April 8, 2003, April 9, 2003, May 1, 2003, May 29, 2003, June 18, 2003,
    June 20, 2003, June 24, 2003, July 3, 2003, July 11, 2003, July 29, 2003,
      July 30, 2003, September 11, 2003, September 22, 2003, September 30,
            2003, October 13, 2003, April 19, 2004 and April 30, 2004

                                       of

                                  FINDWHAT.COM

         Merion Partners, L.P. ("Merion") sold the following number of shares of our common stock on the following date at the per share price set forth below:

o   10,000 shares at $22.525 per share on April 28, 2004.

This sale was effected by Smith Barney, a division of Citigroup Global Markets, Inc., as agent, at a total commission charge of $510.28. Immediately following this sale, Merion beneficially owned 315,000 shares of our common stock.

         On May 3, 2004, the closing price per share of our common stock on the Nasdaq National Market was $20.85.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is May 4, 2004.